  EXHIBIT 3.1

Filed in the Office of Secretary of State State Of Nevada	Business Number E0829342007-2
Filing Number 20222454494
Filed On 07/12/2022 10:27:48 AM
Number of Pages 4

 Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE | DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information	Name of entity as on file with the Nevada Secretary of State : Accredited Solutions, Inc. Entity or Nevada Business Identification Number (NVID) : NV20071765441
2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box)      ☐          incorporators        ☐           board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

☐ Officer’s Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.                     ☐ Dissolution

☐ The purpose of the entity has been amended.       ☐ Merger

☐ The authorized shares have been amended.          ☐ Conversion Other: (specify changes)

* Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.	Page 1 of 2

 Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)	Date: 07/12/2022 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

☑ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☑ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐Articles have been added.

☐ Articles have been deleted

☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

(attach additional page(s) if necessary)

6. Signature: (Required)

X Eric Newlan                                                                                  Officer

Signature of Officer, Incorporator or Authorized Signer                    Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below: (attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.	Page 2 of 2

Filed in the Office of Secretary of State State Of Nevada	Business Number E0829342007-2
Filing Number 20222454494
Filed On 07/12/2022 10:27:48 AM
Number of Pages 4

Name - Reservation, Consent or Release

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT - SUBMIT THE FILING WITH A CUSTOMER ORDER INSTRUCTION FORM AND PAYMENT

☑ Name Reservation

This filing is used to Reserve an entity name to be used at a later date when filing formation or amendment documents, the name will be reserved for 90 days.

I, Good Hemp, Inc.       , hereby request the following name to be reserved for the period of 90 days: Accredited Solutions, Inc.

(Do not include a corporate ending)

Good Hemp, Inc.	USA
Name	Country

20311 Chartwell Drive, Suite 1469	Cornelius	NC	28031
Business Address	City	State	Zip/Postal code

The above reservation must be accompanied by a $25.00 filing fee. An additional $25.00 required if requesting 24 hour expedited service.

☐ Name Consent                    or              ☐   Name Reservation Release

Consent to allow another party to use an entity name already on file with the Secretary of State. Release the name Reservation to another party for use in filing formation or amendment documents. Note: If submitting a Name Release or Name Consent the form will need to be notarized.

I, ___________________________________________________________________ , hereby give consent/release for the

                           The person who is the current holder of the entity name

entity name of   ________________________________________________  to

                                         Entity name having consent or being released

________________________________________________________________________for use.

The person the name is being released to

Signed: X                                                                             (document must be signed before a notary public)

Signature of current holder of name

State of

County of

This document was acknowledged before me on                                                              by

date                                 name of person being notarized

Signature of notary public

This form must be accompanied by appropriate fees.	Page 1 of 1

Filed in the Office of Secretary of State State Of Nevada	Business Number E0829342007-2
Filing Number 20222454494
Filed On 07/12/2022 10:27:48 AM
Number of Pages 4

The articles have been amended as follows: (provide article numbers, if available)

Article 1. Company Name, Section 1.1:

The name of the Corporation is Accredited Solutions, Inc.

Article 5. Capital Stock, Section 5.1. Authorized Capital Stock:

The aggregate number of shares which this Corporation shall have authority to issue is Seven Hundred Eighty Million (780,000,000) shares, consisting of (a) Seven Hundred Fifty Million (750,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”), and (b) Thirty Million (30,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided. A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to and restrictions imposed upon the shares of each class are as set forth below.